UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2005

GUITAR CENTER, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-22207	95-4600862
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

5795 Lindero Canyon Road Westlake Village, California		91362
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (818) 735-8800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Effective February 11, 2005, our Compensation Committee and Board of Directors approved bonus compensation for our named executive officers as follows: Marty Albertson ($1,300,000), Larry Thomas ($1,300,000), Bruce Ross ($217,500), Robert Eastman ($281,250), Allen Dinardi ($137,500) and David Angress ($139,998).  The awards to Messrs. Albertson and Thomas were in accordance with our Senior Executive Performance Bonus Plan as previously approved by Guitar Center’s stockholders.  The other awards are discretionary awards.  In addition, Mr. Albertson’s base salary was increased to $700,000 from $650,000 retroactive to January 1, 2005.

Item 1.02.  Termination of a Material Definitive Agreement.

On February 16, 2005, Guitar Center, Inc., a Delaware corporation (“Guitar Center”), exercised its right to terminate the Standard Offer, Agreement and Escrow Instructions for Purchase of Real Estate dated as of December 21, 2004 (the “Agreement”), entered into between Guitar Center, as buyer, and John and Denise Gooden, as sellers, regarding a parcel of real property located at 5775 Lindero Canyon Rd., Westlake Village, CA 91362 (the “Property”).  A copy of the Agreement had previously been filed with the SEC on December 23, 2004, as Exhibit 10.01 to a Form 8-K.

The Property consists of three buildings (96,033 square feet in the aggregate and 87,509, 7,556 and 968 square feet individually), which were being sold to Guitar Center on an “as is” basis.  The Agreement called for an all cash purchase price of $12.2 million, payable by Guitar Center at closing and only after Guitar Center’s approval of its due diligence investigations concerning the Property.   An initial $120,000 deposit was paid by Guitar Center upon execution of the Agreement, with an additional $380,000 deposit required to be funded within two business days following Guitar Center’s approval of all contingencies at the end of a 60 day due diligence period.  Following the closing, an affiliate of the sellers was to lease back the largest building from Guitar Center at a lease rate of $53,000 per month, triple net, for a period of up to six months.

Guitar Center terminated the Agreement before the end of the 60 day due diligence period due to its disapproval of the Property’s zoning.  Since the termination occurred before the end of the due diligence period, Guitar Center’s $120,000 deposit will be returned to it, the additional $380,000 deposit will not need to be funded, and no termination fee will be incurred by Guitar Center.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUITAR CENTER, INC.

Date: February 17, 2005
	By:	/s/ BRUCE ROSS
Bruce Ross
Executive Vice President and Chief Financial
Officer